UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 22, 2009
McMoRan Exploration Co.
(Exact name of registrant as specified in its charter)

Delaware	001-07791	72-1424200
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification
incorporation)		Number)

1615 Poydras Street
New Orleans, Louisiana	70112
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (504) 582-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 22, 2009, McMoRan Exploration Co. filed a Certificate of Designations with the Secretary of State of Delaware establishing the terms of its 8.0% Convertible Perpetual Preferred Stock. The Certificate of Designations became effective upon filing, and a copy is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 8.01  Other Events.
McMoRan Exploration Co. issued a press release dated June 22, 2009, announcing that it has completed approximately $170 million in equity financings, through the sale of 14.5 million shares of common stock at $5.75 per share and 86,250 shares of 8.0% convertible perpetual preferred stock at $1,000 per share. See Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The Exhibit included as part of this Current Report is listed in the attached Exhibit Index.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McMoRan Exploration Co.
By:	/s/ Nancy D. Parmelee
Nancy D. Parmelee
Senior Vice President, Chief Financial Officer and Secretary (authorized signatory and Principal Financial Officer)

Date: June 22, 2009

McMoRan Exploration Co.
Exhibit Index

Exhibit
No.	Description
3.1	Certificate of Designations of 8.0% Convertible Perpetual Preferred Stock dated June 22, 2009.

99.1	Press release dated June 22, 2009, titled “McMoRan Exploration Co. Completes Approximately $170 Million in Equity Financings, Including Exercise of Over-allotment Option.”